                                CONTRACT SCHEDULE

OWNER: [John Doe]                         SEX: [M]   AGE AT ISSUE: [50]

JOINT OWNER: [Jane Doe]                   SEX: [F]   AGE AT ISSUE: [50]

ANNUITANT: [John Doe]                     SEX: [M]   AGE AT ISSUE: [50]

CONTRACT NUMBER: [12345678]                          ISSUE DATE: [February 15, 2001]

PLAN TYPE: [Qualified or Non-Qualified]              MATURITY DATE: [May 1, 2040]

PRODUCT CLASS: Marquis Portfolios

PURCHASE PAYMENT: [$100,000.00]

PURCHASE PAYMENTS:

   MINIMUM SUBSEQUENT              $500.00 for both Non-Qualified and Qualified,
   PURCHASE PAYMENT:               unless you have elected an automatic sweep
                                   program. However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase
                                   Payment of at least $50 once in every 24 month period. We will also accept subsequent
                                   Purchase Payments as required under
                                   applicable law and federal tax law.

   MAXIMUM TOTAL
   PURCHASE PAYMENTS:              $1,000,000, without our prior approval.

MINIMUM ACCOUNT VALUE:             $2,000

BENEFICIARY:                       As designated by you as of the Issue Date
                                   unless changed in accordance with the
                                   Contract provisions.

PRODUCT CHARGES:

   SEPARATE ACCOUNT:               We assess certain daily charges equal on an
                                   annual basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                                   Mortality and Expense Charge: 1.55%

                                   Administration Charge: 0.15%

                                   Death Benefit Rider Charge: [0.20%]

[CONTRACT LEVEL:                   We assess a Guaranteed Minimum Income Benefit
                                   Rider Charge of 0.50% of the Income Base.]

ACCOUNT FEE:                       The Account Fee is $40.00 each Contract Year.
                                   During the Accumulation Period, on the
                                   Contract Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total Account Value in the Separate Account. On the Annuity
                                   Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account
                                   Value as described above. However, if your Account Value on the last day of the Contract
                                   Year or on the Annuity Calculation Date is at least $50,000, then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account
                                   Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

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GMAB RIDER SPECIFICATIONS:
--------------------------

GMAB RIDER EFFECTIVE DATE:         [February 15, 2005]

RIDER MATURITY DATE:               [MetLife Defensive Strategy Portfolio:
                                   Contract anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date

                                   MetLife Moderate Strategy Portfolio: Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date

                                   MetLife Balanced Strategy Portfolio: Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date

                                   MetLife Growth Strategy Portfolio: Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date ]

ADJUSTMENT FACTOR:                 [100%]

GMAB ELIGIBILITY PERIOD:           [120 days]

ANNUAL GROWTH RATE:                [MetLife Defensive Strategy Portfolio: 2%

                                   MetLife Moderate Strategy Portfolio: 1.5%

                                   MetLife Balanced Strategy Portfolio: 1%

                                   MetLife Growth Strategy Portfolio: 0%]

MAXIMUM GUARANTEED ACCUMULATION
AMOUNT:                            [$5,000,000]

GMAB FEE RATE:                     [0.75%]

GMAB INVESTMENT DIVISIONS:         [MetLife Defensive Strategy Portfolio,
                                   MetLife Moderate Strategy Portfolio, MetLife
                                   Balanced Strategy Portfolio, MetLife Growth
                                   Strategy Portfolio]

GMAB FIRST OPTIONAL RESET DATE:    [February 15, 2006]

GMAB OPTIONAL RESET WAITING
PERIOD:                            [One Year]

MAXIMUM OPTIONAL RESET AGE:        [Owner or oldest Joint Owner's (or annuitant
                                   if owner is a non-natural person) 85th
                                   birthday]

MAXIMUM OPTIONAL RESET CHARGE:     [1.50%]

GMAB CANCELLATION WINDOW PERIOD:   [90-day window after the 5th anniversary of
                                   GMAB election]]

GWB RIDER SPECIFICATIONS (GWB II):
----------------------------------

GWB EFFECTIVE DATE:                [February 15, 2004]

INITIAL BENEFIT BASE:              [$100,000.00]

GWB PURCHASE PAYMENT DATE:         [2nd Contract Anniversary]

GWB BONUS RATE:                    [0% for Purchase Payments, 0% for Optional
                                   Resets]

GWB MAXIMUM BENEFIT BASE:          [$1,000,000.00]

GWB WITHDRAWAL RATE:               [5% if you make your first withdrawal before
                                   the 3rd contract anniversary; 10% if you make your first withdrawal on or after the 3rd contract anniversary]

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


GWB AUTOMATIC RESET DATE:          [Not applicable]

MAXIMUM RESET AGE:                 [85]

GWB FIRST OPTIONAL RESET DATE:     [3rd or subsequent Contract Anniversary,
                                   subject to the Maximum Reset Age]

GWB OPTIONAL RESET WAITING         [3 years]
PERIOD:

GWB OPTIONAL RESET WINDOW          [30-day period ending on the day prior to the
PERIOD:                            eligible Contract Anniversary]

MAXIMUM OPTIONAL RESET FEE RATE:   [0.95%]

SUBACCOUNTS NOT AVAILABLE WITH
GWB RIDER                          [Not Applicable]

GWB FEE RATE:                      [0.50% when Benefit Base is greater than
                                   zero; 0.0% when Benefit Base is zero]

GWB CANCELLATION WINDOW PERIOD:    [90 day period following the 5th contract
                                   anniversary]

GWB RIDER SPECIFICATIONS (GWB III):
-----------------------------------

GWB EFFECTIVE DATE:                [February 15, 2004]

INITIAL BENEFIT BASE:              [$100,000.00]

GWB PURCHASE PAYMENT DATE:         [Rider Maturity Date]

GWB BONUS RATE:                    [0% for Purchase Payments, 0% for Optional
                                   Resets]

GWB MAXIMUM BENEFIT BASE:          [$1,000,000.00]

GWB WITHDRAWAL RATE:               [5%]

GWB AUTOMATIC RESET DATE:          [Not Applicable]

MAXIMUM RESET AGE:                 [Not Applicable]

GWB FIRST OPTIONAL RESET DATE:     [Not Applicable]

GWB OPTIONAL RESET WAITING
PERIOD:                            [Not Applicable]

GWB OPTIONAL RESET WINDOW
PERIOD:                            [Not Applicable]

MAXIMUM OPTIONAL RESET FEE RATE:   [Not Applicable]

SUBACCOUNTS NOT AVAILABLE WITH
GWB RIDER                          [Not Applicable]

GWB FEE RATE:                      [0.25% when Benefit Base is greater than
                                   zero; 0.0% when Benefit Base is zero]

GWB CANCELLATION WINDOW PERIOD:    [90 day period following the 5th contract
                                   anniversary]

SEPARATE ACCOUNT:                  [First MetLife Investors Variable Annuity
                                   Account One]

ALLOCATION REQUIREMENTS:

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


1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules, during the Accumulation Period you may make transfers into the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:

WITHDRAWAL CHARGE: None

MINIMUM PARTIAL WITHDRAWAL: $500, or your entire interest in the Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000

ANNUITY REQUIREMENTS:

1. [The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.]

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year setback with interest at 3%.

ANNUITY SERVICE OFFICE:

[First MetLife Investors Life Insurance Company
P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]


ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Death Benefit Rider - (Annual Step-up)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
401 Plan Endorsement
Unisex Annuity Rates Rider]

6028-4 (7/07)-M